Exhibit 99.1

Contact:	Miles Goda
VP of Corporate Development
(206) 613-0826

WatchGuard Reports First Quarter Results

Completes Transition to Sell-Through in the U.S., Australia, and New Zealand

Seattle, Washington – May 10, 2005. WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of network security, today announced its financial results for the fiscal quarter ended March 31, 2005.

WatchGuard reported net revenue of $16.6 million for the first quarter of 2005, compared to $20.2 million in the first quarter of 2004, and $19.3 million in the fourth quarter of 2004. Product revenue was $9.1 million, compared to $13.6 million in the first quarter of 2004, and $11.9 million in the fourth quarter of 2004. Service revenue was $7.5 million, compared to $6.6 million in the first quarter of 2004, and $7.4 million in the fourth quarter of 2004.

During the first quarter of 2005, WatchGuard completed its transition to a sell-through revenue recognition model in the U.S., Australia, and New Zealand. WatchGuard estimates the transition to a sell-through model in these regions reduced product revenues by approximately $2.0 million for the quarter, not including changes in customer buying patterns upon conversion to a sell-through model which cannot be reliably determined. WatchGuard believes that the changes to its channel relationships that require this transition to a sell-through model will enable the Company to be more nimble and flexible to effectively address pricing, enhance promotional and marketing efforts and improve WatchGuard’s visibility, linearity, and working capital metrics.

On a generally accepted accounting principles, or GAAP, basis, WatchGuard reported a net loss of $3.9 million, or $0.12 per share, in the first quarter of 2005, compared to a net loss of $2.7 million, or $0.08 per share, in the first quarter of 2004, and a net loss of $2.9 million, or $0.08 per share, in the fourth quarter of 2004. Excluding amortization of acquisition-related costs and non-cash stock-based compensation, WatchGuard reported a non-GAAP net loss of $3.7 million, or $0.11 per share, in the first quarter of 2005, compared to a non-GAAP net loss of $2.5 million, or $0.07 per share, in the first quarter of 2004, and a non-GAAP net loss of $2.6 million, or $0.08 per share, in the fourth quarter of 2004.

WatchGuard ended March 31, 2005 with $76.6 million in cash and securities, of which $3.0 million is restricted cash under the terms of certain real estate lease agreements.

WatchGuard recently released the Firebox X Peak and Fireware Pro. The Firebox X Peak is WatchGuard’s latest high-performance line of integrated security appliances. The Peak has received the highest possible technology rating from Computer Reseller News, or CRN, a leading channel publication, and has received the designation of CRN Test Center Recommended solution. Fireware Pro, WatchGuard’s new advanced network and security operating system with enhanced Intelligent Layered Security, provides a highly competitive security solution for the market. Fireware Pro, which ships with Firebox X Peak appliances and is an option on Firebox X Core appliances, blocks spyware, viruses, worms, Trojans, and other attacks without relying on signatures, effectively providing true zero-day protection. In addition, our new gateway anti-virus and intrusion prevention signature-based protection services provide more granular control and protection against threats that do not comply with protocol standards and behavioral rules.

“We have completed several major initiatives and continue to make significant improvements to our business as we continue to execute on our long-term strategic plan,” said Ed Borey, Chief Executive Officer of WatchGuard. “We have established a strong foundation from which we can grow and believe we are in a rapidly improving competitive position. As an organization, WatchGuard will continue to be focused on driving revenue growth, sustained long-term profitability, and shareholder value.”

Webcast Information

An Internet broadcast and replay of WatchGuard’s conference call discussing its first quarter results (2:00 PM Pacific/5:00 PM Eastern) will be available on May 10, 2005, at www.watchguard.com under “Investor Relations.”

About WatchGuard Technologies, Inc.

WatchGuard provides network security. The company’s Firebox X family of upgradeable appliances delivers the performance, functionality and security strength to meet the needs of organizations of any size. WatchGuard’s Intelligent Layered Security protects against emerging threats and provides the platform to integrate additional services offered by the Company. All WatchGuard products include a LiveSecurity

Service subscription for vulnerability alerts, software updates, expert security instruction, as well as individualized and self-help customer care. WatchGuard is headquartered in Seattle, Washington, with offices throughout Europe and Asia. For more information, please visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow our business and improve our results of operations, statements about our ability to be more nimble and flexible to effectively address pricing, enhance promotional and marketing efforts, and improve our visibility, linearity, and working capital metrics, statements about expected new products, services, features or functionality, and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that our future operating results will fall below expectations, the risk that we are unable to grow our business or improve our results of operations as expected or at all, the risk that expected new products, services, features or functionality are not available when expected or at all, the risk that we will not be able to be more nimble and flexible to effectively address pricing, enhance promotional and marketing efforts, or improve our visibility, linearity, and working capital metrics as expected or at all and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended March 31, 2005, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity, Firebox, Fireware, Core and Peak are either registered trademarks or trademarks of WatchGuard Technologies, Inc. or its subsidiaries in the United States and/or other countries.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004 (1)
Revenues:
Product	$9,131	$11,904	$13,644
Service	7,484	7,357	6,562

Total revenues	16,615	19,261	20,206

Cost of revenues:
Product	4,083	5,547	6,397
Service	1,471	1,389	1,344

Total cost of revenues	5,554	6,936	7,741

Gross margin	11,061	12,325	12,465

Gross margin percent	66.6%	64.0%	61.7%

Operating expenses:
Sales and marketing	7,946	8,465	8,395
Research and development	4,443	4,493	4,539
General and administrative	2,756	2,445	2,263
Amortization of other intangible assets	244	244	244

Total operating expenses	15,389	15,647	15,441

Operating loss	(4,328)	(3,322)	(2,976)

Interest and other income, net	452	353	266

Loss before income taxes	(3,876)	(2,969)	(2,710)

Income tax provision (benefit)	42	(111)	14

Net loss	$(3,918)	$(2,858)	$(2,724)

Basic and diluted net loss per share	$(0.12)	$(0.08)	$(0.08)

Shares used in calculation of basic and diluted net loss per share	33,717	33,667	33,250

(1)	Operating results for the three months ended March 31, 2004 have been restated to correct certain accounting errors as described in our 2004 annual report on Form 10-K.

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation and Amortization of

Other Intangible Assets

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004 (1)
Revenues:
Product	$9,131	$11,904	$13,644
Service	7,484	7,357	6,562

Total revenues	16,615	19,261	20,206

Cost of revenues:
Product	4,083	5,547	6,397
Service	1,471	1,389	1,344

Total cost of revenues	5,554	6,936	7,741

Gross margin	11,061	12,325	12,465

Gross margin percent	66.6%	64.0%	61.7%

Operating expenses:
Sales and marketing	7,946	8,465	8,395
Research and development	4,443	4,493	4,539
General and administrative	2,756	2,442	2,252

Total operating expenses	15,145	15,400	15,186

Pro forma operating loss	(4,084)	(3,075)	(2,721)

Interest and other income, net	452	353	266

Pro forma loss before income taxes	(3,632)	(2,722)	(2,455)

Income tax provision (benefit)	42	(111)	14

Pro forma net loss	$(3,674)	$(2,611)	$(2,469)

Basic and diluted pro forma net loss per share	$(0.11)	$(0.08)	$(0.07)

Shares used in calculation of basic and diluted pro forma net loss per share	33,717	33,667	33,250

(1)	Operating results for the three months ended March 31, 2004 have been restated to correct certain accounting errors as described in our 2004 annual report on Form 10-K.

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS IN THE FINANCIAL STATEMENTS

(In thousands)

unaudited

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004 (1)
Pro forma net loss	$(3,674)	$(2,611)	$(2,469)
Adjustments to reconcile pro forma net loss to GAAP net loss in the financial statements:
Stock-based compensation	—	3	11
Amortization of other intangible assets	244	244	244

Net effect of pro forma adjustments	244	247	255

Net loss	$(3,918)	$(2,858)	$(2,724)

(1)	Operating results for the three months ended March 31, 2004 have been restated to correct certain accounting errors as described in our 2004 annual report on Form 10-K.

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, we use pro forma measures of operating results, net income (loss), and earnings (loss) per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with GAAP. Pro forma results exclude:

•	non-cash stock-based compensation expenses originating from employee stock options granted at less than fair value, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the Qiave Technologies Corporation and RapidStream, Inc. acquisitions; and

•	amortization of other intangible assets obtained in our acquisition of RapidStream, Inc. in April 2002.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$8,067	$4,660
Short-term available-for-sale investments	65,522	72,189
Trade accounts receivable, net	6,811	7,305
Inventories, net	4,800	3,145
Prepaid expenses and other current assets	2,970	2,780

Total current assets	88,170	90,079

Property and equipment, net	5,714	6,303

Restricted cash	3,000	3,000

Goodwill	66,605	66,605

Other intangibles, net and other assets	2,234	2,494

Total assets	$165,723	$168,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,923	$3,214
Accrued expenses and other liabilities	9,516	7,581
Short-term accrued restructuring costs	1,129	1,289
Short-term deferred revenues	16,833	17,402

Total current liabilities	30,401	29,486

Long-term deferred rent	1,415	1,447

Long-term accrued restructuring costs	3,444	3,599

Long-term deferred revenues	2,067	1,818

Total liabilities	37,327	36,350

Total stockholders’ equity	128,396	132,131

Total liabilities and stockholders’ equity	$165,723	$168,481

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

unaudited

	Three Months Ended
	March 31, 2005	March 31, 2004 (1)
Operating activities:

Net loss	$(3,918)	$(2,724)

Adjustments to reconcile net loss to net cash used in operating activities:
Noncash expenses:
Depreciation and amortization of property and equipment	656	762
Amortization of other intangible assets	244	244
Stock-based compensation	—	11
Changes in operating assets and liabilities:
Trade accounts receivable, net	494	(1,126)
Inventories, net	(1,655)	(582)
Prepaid expenses and other current assets	(190)	666
Other assets	17	6
Accounts payable	(291)	499
Accrued expenses, other liabilities and deferred rent	1,902	(358)
Accrued restructuring costs	(315)	(528)
Deferred revenues	(320)	1,125

Net cash used in operating activities	(3,376)	(2,005)

Investing activities:
Purchases of property and equipment	(67)	(471)
Proceeds from maturities of marketable securities	26,647	9,115
Purchases of marketable securities	(20,143)	(7,231)

Net cash provided by investing activities	6,437	1,413

Financing activities:
Proceeds from stock option exercises and issuances of common stock under the employee stock purchase plan	346	1,390

Net cash provided by financing activities	346	1,390

Net increase in cash and cash equivalents	3,407	798
Cash and cash equivalents at beginning of period	4,660	3,899

Cash and cash equivalents at end of period	$8,067	$4,697

(1)	Operating results for the three months ended March 31, 2004 have been restated to correct certain accounting errors as described in our 2004 annual report on Form 10-K.